UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 10, 2024 (June 4, 2024)

IR-MED, INC.

Nevada	000-56492	84-4516398
(State or Other Jurisdiction	(commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

ZHR Industrial Zone Rosh Pina Israel	1231400
(Address of Principal Executive Offices)	(Area Code)

+ 972-4-655-5054

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2024, IR-Med, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (each an “Investor” and, collectively, the “Investors”), pursuant to which the Company agreed to issue and sell, in a private placement offering (the “Offering”), 715,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”), at a per share price of $1.00 and warrants to purchase up to an additional 1,144,000 shares of Common Stock (the “Warrants”) at a per share exercise price of $1.00 (the “Exercise Price”). The Offering closed on June 7, 2024 and the Company received aggregate gross proceeds of $715,000.

The Warrants are exercisable beginning on the six (6) month anniversary of their issuance, have a term of five years from the initial exercise date and entitle the holders to purchase up to 1,144,000 shares of Common Stock. The Warrants have an exercise price of $1.00 per share and contain a one-time dilution protection in the event the Company sells securities at a price less than the then exercise price in effect in a public offering in conjunction with a listing on a national securities exchange.

The securities issued in the Offering are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder and pursuant to Regulation S of the Securities Act to non-U.S. investors, because, among other things, the transaction did not involve a public offering, the investors are accredited investors, the investors are taking the securities for investment and not resale and the Company took appropriate measures to restrict the transfer of the securities. The securities have not been registered under the Securities Act and may not be sold in the United States absent registration or an exemption from registration. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Purchase Agreements contains representations and warranties that the parties made to, and solely for the benefit of, the others in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of such agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreement and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to that agreement. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the U.S. Securities and Exchange Commission.

The forgoing description of the Purchase Agreement and the Warrants are qualified by reference to the full text of these documents, copies of which are filed as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2024, the board of directors (the “Board”) of the Company, appointed Ms. Avital Rosenberg to serve as a Class I director and a member of the Board’s Audit Committee, to fill an existing vacancy on the Board, effective immediately. Ms. Rosenberg will serve until her earlier removal or resignation. The Board determined that Ms. Rosenberg is an independent director as defined under Rule 10A-3 under the Securities Exchange Act of 1934, as amended.

Ms. Avital Rosenberg, age 49, is an international business-oriented counsel and an Israeli licensed attorney with over 20 years of extensive experience in ESG, Compliance, M&A, Securities, and complex business development international transactions. Ms. Rosenberg currently serves as the Executive Vice President and Chief Legal Officer at Rafael Advanced Defense Systems Ltd. (“Rafael”), a position she has held since 2019. In this role, she is responsible for all legal affairs, compliance, and regulatory activities of the Rafael Group worldwide. Ms. Rosenberg is also a member of Rafael’s Corporate Senior Management, General Counsel of the board of directors, and head of the legal department since 2019. Ms. Rosenberg served as Deputy Chief Legal Officer and Head of the Business Development & International Transactions Unit at Rafael, from 2008 to 2019, leading M&A transactions in over 12 countries and specializing in the U.S. market. She also held the role of Corporate Secretary or board member in a few of Rafael’s subsidiaries, and managed major international defense transactions and public financing activities. Ms. Rosenberg received her LL.M in Commercial Law and her Executive MBA from Bar-Ilan University.

In conjunction with her appointment, the Company and Ms. Rosenberg entered into a Letter of Engagement (the “Letter of Engagement”), pursuant to which Ms. Rosenberg will be subject to standard confidentiality provisions. In addition, in consideration of her service, Ms. Rosenberg will receive an annual fee of $5,000. In addition, Ms. Rosenberg will be paid (i) $1,000 for each Board meeting attended in person; and (ii) $300 for each telephonic or virtual Board meeting.

No family relationships exist between Ms. Rosenberg and any of the Company’s directors or other executive officers. There are no arrangements between Ms. Rosenberg and any other person pursuant to which Ms. Rosenberg was selected as a director, nor are there any transactions to which the Company is or was a participant and in which Ms. Rosenberg has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 6, 2024, following the approval by its Board and by the Company’s stockholders at the Company’s Annual Meeting held on November 7, 2023, the Company filed a certificate of amendment to the Company’s Articles of Incorporation to increase the number of authorized common shares of the Company from two hundred and fifty million (250,000,000) shares, par value $0.001 per share, to six hundred million (600,000,000) shares, par value $0.001 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment filed with the Secretary of State for the State of Nevada on June 6, 2024
4.1	Form of Warrant
10.1	Form of Purchase Agreement among the Company and the Investors
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IR-Med, Inc.

	By:	/s/ Sharon Lefkoviz
	Name:	Sharon Lefkoviz
	Title:	Chief Financial Officer

Date: June 10, 2024